Exhibit 10.17

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2013, is made by PAGOSA HEALTH LLC, an Indiana corporation, with an address at 62 Doughty Road, Lawrenceburg, IN 47025 (collectively, “Debtor”), in favor of MELROSE CAPITAL ADVISORS, LLC, an Ohio limited liability company with an address at c/o Statman, Harris & Eyrich, LLC, 441 Vine Street, 37th Floor, Cincinnati, Ohio  45202 (the “Lender”).

WHEREAS, Debtor is indebted to Lender pursuant to the Promissory Note of even date herewith, executed by Debtor in favor of Lender in the original principal amount of $600,000 (“Note”), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the “Loan Documents”);

WHEREAS, under the terms hereof, the Lender desires to obtain and the Debtor desires to grant the Lender security for all of the Obligations (as hereinafter defined);

NOW, THEREFORE, the Debtor and the Lender, intending to be legally bound, hereby agree as follows:

1.  Definitions.

(a)  “Collateral” shall include all personal property of the Debtor, including the following, all whether now owned or hereafter acquired or arising and wherever located:  (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Debtor’s business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) commercial tort claims; (xii) letter of credit rights; (xiii) general intangibles, of every kind and description, including payment intangibles, websites, domain names, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims, books, records, patents and patent applications, copyrights, trademarks and  tradenames1 tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xiv) all supporting obligations of all of the foregoing property; (xv) all property of the Debtor now or hereafter in the Lender’s possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; (xvi) all cash and cash equivalents thereof; and (xvii) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.

(b)  “Obligations” shall include all loans, advances, debts, liabilities and obligations of the Debtor to the Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, or guarantee, or in any other manner,  including but not limited to the Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases, and all costs and expenses of the Lender incurred in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

(c) “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State of Ohio.  Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC.

2.  Grant of Security Interest.  To secure the Obligations, the Debtor, as debtor, hereby assigns and grants to the Lender, as secured party, a continuing lien on and security interest in the Collateral.

3.  Change in Name or Locations.  The Debtor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit “A” hereto and made part hereof, or if the Debtor changes its name, its type of organization, its state of organization, its chief executive office, or establishes a new name in which it may do business, the Debtor will immediately notify the Lender in writing of the additions or changes.

4.  Representations and Warranties.  The Debtor represents, warrants and covenants to the Lender that: (a) all information set forth on Exhibit “A” hereto is true and correct in all material respects on the date hereof;  (b) the Debtor has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Lender created by this Agreement and Permitted Liens (as such term is defined in the Note (the “Permitted Liens”);  (c) except as herein provided, the Debtor will not hereafter without the Lender’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to the Lender and the other Permitted Liens; and (d) the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein except with regards to Permitted Liens.

5.  Debtor’s Covenants.  The Debtor covenants that it shall:

(a)  from time to time and upon reasonable prior notice and at all reasonable times allow the Lender, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Debtor’s expense, wherever located; ; provided, however, that unless an Event of Default exists Debtor shall not be required to pay for more than one valuation or audit of the Collateral in any consecutive twelve month period.  The Debtor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require to vest in and assure to the Lender its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.

(b)  keep the Collateral in good order and repair (normal wear and tear excepted) at all times and immediately notify the Lender of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c)  only use or permit the Collateral to be used in accordance in all material respects with all applicable federal, state, county and municipal laws and regulations; and

(d)  have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Lender may reasonably require, in such form, in such amount, for such period and written by such companies as may be reasonably satisfactory to the Lender.  Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of the Lender under which all losses thereunder shall be paid to the Lender as the Lender’s interest may appear.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Lender and shall insure the Lender notwithstanding the act or neglect of the Debtor.  Promptly upon the Lender’s demand, the Debtor shall furnish the Lender with duplicate original policies of insurance or such other evidence of insurance as the Lender may require.  In the event of failure to provide insurance as herein provided, the Lender may, at its option, obtain such insurance and the Debtor shall pay to the Lender, promptly upon demand, the cost thereof.  Proceeds of insurance may be applied by the Lender to reduce the Obligations or to repair or replace Collateral, all in the Lender’s sole discretion.; provided, however, that if no Event of Default exists, Debtor may apply proceeds of insurance to repair or replace the Collateral.

6.  Negative Pledge; No Transfer.  The Debtor will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral (except for sales of inventory and collections of accounts in the Debtor’s ordinary course of business and Permitted Liens), will not allow any third party to gain control of all or any part of the Collateral except for third parties with regards to Permitted Liens, and will not use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

7.  Further Assurances.  By its signature hereon, the Debtor hereby irrevocably authorizes the Lender to execute (on behalf of the Debtor) and file against the Debtor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Lender, and the Debtor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is reasonably deemed by the Lender to be necessary or desirable in order to perfect, preserve and protect its security interests.  If required by the Lender, the Debtor will execute all documentation necessary for the Lender to obtain and maintain perfection of its security interests in the Collateral.

8.  Events of Default.  The Debtor shall, at the Lender’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”):  (a) any default under any of the Obligations (subject to the expiration of any applicable notice or grace periods); (b) the failure by the Debtor to perform any of its obligations under this Agreement and such failure continues for 10 days; (c) any material falsity, inaccuracy or material breach by the Debtor of any written warranty, representation or statement made or furnished to the Lender by or on behalf of the Debtor; or (d) the failure of the Lender to have a perfected security interest in the Collateral.

9.  Remedies.  Upon the occurrence of any such Event of Default and at any time thereafter, the Lender may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Lender’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Debtor’s premises and take possession of the Collateral without prior notice to the Debtor or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Debtor’s premises, (d) require the Debtor to assemble the Collateral and make it available to the Lender at a place designated by the Lender.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of commercially reasonable notice shall be met if such notice is sent to the Debtor at least ten (10) days before the time of the intended sale or disposition.  Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Lender’s reasonable attorneys’ fees and legal expenses, incurred or expended by the Lender to enforce any payment due it under this Agreement either as against the Debtor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder.  The Debtor waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

10.  Power of Attorney.  After and during the existence of an Event of Default, the Debtor does hereby make, constitute and appoint any officer or agent of the Lender as the Debtor’s true and lawful attorney-in-fact, with power to (a) endorse the name of the Debtor or any of the Debtor’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Lender’s possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Debtor, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to the Debtor’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Debtor might or could do.  The Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest, and is irrevocable.

11.  Payment of Expenses.  Upon Debtor’s failure to do so and at Lender’s option, the Lender may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Lender to be necessary.  The Debtor will reimburse the Lender promptly upon demand for any payment so made or any expense incurred by the Lender pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Lender.

12.  Preservation of Rights.  No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power.  The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

13.  Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Debtor from, any provision of this Agreement will be effective unless made in a writing signed by the Lender and the Debtor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Debtor will entitle the Debtor to any other or further notice or demand in the same, similar or other circumstance.

14.  Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

15.  Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Debtor and the Lender and their respective heirs, executors, administrators, successors and assigns.

16.  Governing Law and Jurisdiction.  This Agreement will be governed by Ohio law.  Debtor agrees that service of process may be made, and personal jurisdiction over Debtor obtained, by serving a copy of the Summons and Complaint upon Debtor at its address set forth in this Agreement in accordance with the applicable laws of the State of Ohio.

17.  WAIVER OF JURY TRIAL.  EACH OF THE DEBTOR AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE DEBTOR AND THE LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Executed as of the date first written above.

Debtor:

PAGOSA HEALTH LLC
an Indiana corporation

By: /s/            Lalit Dhadphale
Print Name:   Lalit Dhadphale
Title:              President & CEO

Lender:

MELROSE CAPITAL ADVISORS, LLC

By: /s/ Timothy E. Reilly
            Timothy E. Reilly, Managing Member

EXHIBIT “A”
TO SECURITY AGREEMENT

Locations of Collateral

62 Doughty Road, Lawrenceburg, IN 47025

A - 1

UCC-1 collateral description:

All assets and all personal property now owned and hereafter acquired and the proceeds thereof.  All now owned and hereafter acquired inventory, equipment, fixtures, goods, accounts (including health-care-insurance receivables and credit card receivables), chattel paper (including electronic chattel paper), documents, instruments, general  intangibles, trademarks and tradenames (including but not limited to HEALTHWAREHOUSE and HEALTHWAREHOUSE.COM registered with the U.S. Patent and Trademark Office), websites, domain names, software, investment property, deposit accounts, letter of credit rights, payment intangibles, supporting obligations, software, commercial tort claims, and all rents, issues, profits and products and proceeds thereof, wherever any of the foregoing is located.

UCC - 1